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                                                                     EXHIBIT 3.1

The following set of Articles of Association of the Company have been adopted at the Extra-ordinary General Meeting of the Company held on 25th February 2000 in substitution of the then existing set of Articles of Association]



                             THE COMPANIES ACT, 1956

                             ARTICLES OF ASSOCIATION

                                       OF

                            REDIFF.COM INDIA LIMITED


1.      CONSTITUTION

        1.1. The Regulations contained in Table "A" in the First Schedule to the Companies Act, 1956 shall apply to this Company.

        1.2. The Regulations for the management of the Company and for the observance of the members thereof shall be such as contained in these Articles subject however to the exercise of the statutory powers of the Company in respect of repeal, additions, alterations, substitution, modifications and variations thereto as prescribed by the Companies Act, 1956.

2.      INTERPRETATION

        2.1. In these presents, the following words and expressions shall have the following meanings, unless excluded by the subject or context:

        2.2.   DEFINITIONS


               2.2.1. 'The Act' means 'Companies Act, 1956' for the time being in force and any amendment thereto.


               2.2.2. 'Affiliate' means with respect to any Person (the
                      "Specified Person"), any Person other than the Specified Person directly or indirectly controlling, controlled by, or under direct or indirect common control with the Specified Person.


                      For the purposes of this definition, the term "control" when used with respect to any Person means the beneficial ownership, directly or indirectly, more than 25% of the voting securities of such Person, or the ability to control the composition or the decisions of the Board of Directors, or the possession of the power to direct or cause the direction of the management and policies of such Person by virtue of the Articles or an Agreement or contract or otherwise;


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                    2.2.3.    'The Board' or 'The Board of Directors' refer to
                              the Board of Directors of the Company.


                    2.2.4. 'The Company' or 'This Company' means REDIFF.COM INDIA LIMITED or such other name as may be changed in accordance with law.


                    2.2.5. 'Directors' means the Directors for the time being of the Company or as the case may be the Directors assembled at a Board Meeting and shall include Alternate Directors.


                    2.2.6. "Fully diluted basis" means the shares then issued, all the shares comprised in a proposed issue, the shares underlying all outstanding warrants, stock options, convertible debentures and all other similar securities of the Company.


                    2.2.7.    'Month' shall mean calendar month.


                    2.2.8. 'The Office' means the Registered Office of the Company.


                    2.2.9. 'Paid Up' shall include 'Credited as fully paid up'.


                    2.2.10. 'Persons' shall include any corporation as well as individuals.


                    2.2.11. `Promoters' shall mean Mr.Ajit Balakrishnan, Mr. Arun Nanda and Rediffusion Advertising Private Limited.


                    2.2.12. 'These Presents' or 'Regulations' means these Articles of Association as originally framed or altered from time to time and in force for the time being and include the Memorandum of Association where the context so requires.


                    2.2.13. 'The Register' shall mean the Register of Members to be kept as required by Section 150 of the Act.


                    2.2.14. 'The Seal' means the common seal for the time being of the Company.


                    2.2.15.   'Section' means Section of the Act.


                    2.2.16. `Shares' shall include all kinds of shares and also include any security, instrument or right (whether vested, deferred or contingent) entitling or enabling the allottee or holder thereof to acquire, whether directly or indirectly, shares of, beneficial interest or voting rights in the Company.


                    2.2.17. 'Shareholders' or 'Members' means the duly registered holders from time to time of the shares of the Company.


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               2.2.18.  'Special Resolution' shall have the meaning assigned thereto by Section 189 of the Act.

               2.2.19. 'Written' or 'In writing' means written or printed or partly written and partly printed or lithographed or typewritten or reproduced by any other substitute for writing.


               2.2.20. 'Year' means the financial year of the Company as defined in the Act.


        2.3.  INTERPRETATION


               2.3.1. Words importing the masculine gender shall include the feminine gender and vice versa.


               2.3.2. Words importing the singular shall include the plural, and vice versa.


               2.3.3. Unless the context otherwise requires, words or expressions contained in these regulations shall bear the same meaning as in the Act or any statutory modification thereof in force at the date at which these regulations become binding on the Company.



3.    CAPITAL

        3.1    AUTHORISED CAPITAL

               The Authorized share capital of the Company is Rs. 10,00,00,000 (Rupees Ten crores) divided into 5,00,00,000 (Five crores) equity shares of Rs. 2/- each (Rupees Two) with powers to increase or reduce the same in accordance with the provisions of the Companies Act, 1956".

4.    ISSUE OF FURTHER SHARES

        4.1    SHARES AT THE DISPOSAL OF THE DIRECTORS

               Subject to the provisions of these Articles and the Act, the shares shall be under the control of the Directors who may, subject to the provisions of sections 78 to 81 of the Act, allot or otherwise, dispose off the same or any of them to such Persons and in such proportion and on such terms and conditions and either at a premium or at par or at a discount and at such time and for such consideration as the Directors think fit. As regards the allotment from time to time, the law in force, if any, relating thereto, shall be complied with, provided that the option or right to call of shares shall not be given to any Person or Persons except with the sanction of the Company in general meeting.



        4.2    STOCK OPTION PLANS


               The Directors are hereby authorized to issue equity shares or debentures (whether or not convertible into equity shares) for offer and allotment to such


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               of the officers, employees, workers and associates of the
               Company as the Directors may select or the trustees of such trust as may be set up for the benefit of the officers, employees, workers and associates in accordance with the terms and conditions of such scheme, plan or proposal as the Directors may formulate and subject to such guidelines or regulations as may be prescribed by any regulatory authority.

        4.3    BUY-BACK OF SHARES

               Subject to the provisions of section 77-A of the Act and such other guidelines, rules and regulations as may be prescribed by any regulatory authority in this regard, the Company shall have the power to purchase its own shares and other specified securities at such rates and on such terms and conditions as is deemed fit by the Board.


               4.3.1 Subject as aforesaid and unless otherwise agreed at a meeting of the Board of Directors all subsequent increases in capital by issue of further shares/ securities shall be on the following terms and conditions :


               a. They shall be offered to the existing shareholders in proportion to their shareholding in the Company at the same price and terms and conditions to all the shareholders;


               b. Shareholders shall have the right of renunciation in favour of non-shareholder, in respect of the shares so offered; and


               c. The Board of Directors of the Company shall have the right to issue the shares not subscribed to by the existing shareholders, to any third party.


        4.4    ISSUE OF PREFERENCE SHARES

               Subject to the provisions of Section 80, the Company shall have the power to issue any preference shares which are or at the option of the Company, are to be liable to be redeemed and the resolution authorizing such issue shall prescribe the manner, terms and conditions of redemption.

        4.5.   RIGHTS ON DIVISION OF SHARE CAPITAL


               4.5.1 If at any time the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, subject to the provisions of Sections 106 and 107, and whether or not the Company is being wound up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class, or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class.


               4.5.2 To every such separate meeting, the provisions of these regulations relating to general meetings shall mutatis mutandis apply, but so that the necessary quorum shall be two persons at least holding or representing by proxy one-third of the issued shares of the class in question.


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        4.6    RIGHTS NOT TO BE VARIED

               The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.


        4.7    COMMISSION AND BROKERAGE ON ISSUE OF SHARES

               4.7.1 The Company may exercise the powers of paying commissions conferred by Section 76, provided that the rate percent or the amount of the commission paid or agreed to be paid shall be disclosed in the manner required by that section.

               4.7.2 The rate of the commission shall not exceed the rate of five percent of the price at which the shares in respect whereof the same is paid are issued or an amount equal to five percent of such price, as the case may be.

               4.7.3 The commission may be satisfied by the payment of cash or the allotment of fully or partly paid shares or partly in the one way and partly in the other.

               4.7.4 The Company may also, on any issue of shares, pay such brokerage as may be lawful.


        4.8    SHARE CERTIFICATES


               4.8.1 Every person whose name is entered as a member in the register of members shall be entitled to receive within three months after allotment or within two months after the application for the registration of transfer (or within such other period as the conditions of issue shall provide) :


                      4.8.1.1 one certificate for all his shares without
                              payment; or


                      4.8.1.2 several certificates, each for one or more
                              of his shares, upon payment of one rupee for every certificate after the first.


               4.8.2 Every certificate shall be under the seal and shall specify the shares to which it relates and the amount paid up thereon.

               4.8.3 In respect of any share or shares held jointly by several persons, the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all such holders.

4.9     LOSS OF A SHARE CERTIFICATE

        If a share certificate is defaced, lost or destroyed, it may be renewed on payment of such fee, if any, not exceeding [two rupees], and on such terms, if any, as to evidence and indemnity and the payment of out-of-pocket expenses incurred by the Company in investigating evidence, as the Directors think fit.

5.      CALLS ON SHARES

        5.1    BOARD TO MAKE CALLS

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               The Board may, from time to time, make calls upon the members in respect of any moneys unpaid on their shares (whether on account of the nominal value of the shares or by way of premium) and not by the conditions of allotment thereof made payable at fixed times :

        5.2    NOTICE TO MEMBERS

               Each member shall, subject to receiving at least fourteen days' notice specifying the time or times and place of payment, pay to the Company, at the time or times and place so specified, the amount called on his shares. However, the time specified by the Company in such notice shall be extended by the time required by the shareholder to obtain the necessary approvals of Government or Regulatory authorities.

        5.3    REVOCATION/POSTPONEMENT OF CALLS

               A call may be revoked or postponed at the discretion of the Board.

        5.4    BOARD RESOLUTION

               A call shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed and may be required to be paid by installments.

        5.5    LIABILITY TO PAY CALLS

               5.5.1 The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

               5.5.2 Any sum which by the terms of issue of a share becomes payable on allotment or at any fixed date, whether on account of the nominal value of the share or by way of premium, shall, for the purposes of these regulations, be deemed to be a call duly made and payable on the date on which by the terms of issue such sum becomes payable.

               5.5.3 In case of non-payment of such sum, all the relevant provisions of these regulations as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.


        5.6    INTEREST ON DELAY IN PAYMENT OF CALLS


               5.6.1 If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest thereon from the day appointed for payment thereof to the time of actual payment calculated at the prime lending rate of the State Bank of India, existing on the date of default, plus 18% per annum or at such lower rate, as the Board may determine.


               5.6.2 The Board shall be at liberty to waive payment of any such interest wholly or in part.


        5.7    CALLS IN ADVANCE

        The Board :


        5.7.1 may, if it thinks fit, receive from any member willing to advance the same, all or any part of the moneys uncalled and unpaid upon any shares held by him; and


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        5.7.2  upon all or any of the moneys so advanced, may (until the same would, but for such advance, become presently payable) pay interest at such rate not exceeding, unless the Company in generalmeeting shall otherwise direct, six percent per annum, as may be agreed upon between the Board and the member paying the sum in advance.


6.      GENERAL AUTHORITY

        6.1    AUTHORITY IN ACCORDANCE WITH THE ACT

               Wherever in the Act it has been provided that the Company shall have any right, privilege or authority or that the Company could carry out any transaction only if the Company is so authorised by its Articles, then and in that case by virtue of this Regulation, the Company is hereby specifically authorised, empowered and entitled to have such right, privilege or authority, to carry out such transactions as have been permitted by the Act without there being any separate Regulations in that behalf, herein provided. Without limiting the general authority conferred under this Article, the Company shall have the following rights, privileges, authorities to carry out the transactions as set out below under the relevant sections of the Act :


               6.1.1  To pay commission on issue of Shares & Debentures.


               6.1.2  To issue redeemable, cumulative Preference Shares.


               6.1.3  To accept unpaid share capital although not called up.


               6.1.4  To pay dividend in proportion to amount paid-up.


               6.1.5  To alter the share capital of the Company.


               6.1.6  To reduce the share capital of the Company.


               6.1.7  To alter the rights of shareholders.


               6.1.8  To pay interest out of capital.


        6.2    INCREASE IN SHARE CAPITAL

        The Company may, from time to time, by ordinary resolution increase the authorised share capital by such sum, to be divided into shares of such amount, as may be specified in the resolution.

        6.3    CONSOLIDATION, SUB-DIVISION AND CANCELLATION OF SHARES

               The Company may, by ordinary resolution :


               6.3.1 consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;


               6.3.2 sub-divide its existing shares or any of them into shares of smaller amount that is fixed by the memorandum, subject, nevertheless, to the provisions of Clause (d) of sub-section (1) of Section 94; and


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               6.3.3  cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person.

        6.4    REDUCTION OF CAPITAL

               The Company may, by special resolution, reduce in any manner and with, and subject to, any incident authorised and consent required by law :

               6.4.1  its share capital;


               6.4.2  any capital redemption reserve amount; or


               6.4.3  any share premium account.


7.      TRANSFER AND TRANSMISSION OF SHARES

        7.1    INSTRUMENT OF TRANSFER


               7.1.1 The instrument of transfer of any share in a Company shall be executed by or on behalf of both the transferor and transferee.


               7.1.2 The transferor shall be deemed to remain a holder of the share until the name of the transferee is entered in the Register of Members in respect thereof.


        7.2    REFUSAL TO TRANSFER

               7.2.1 Subject to the provisions of by Section 111A of the Act, the Board may, at its own discretion, and without assigning any reason, decline to register or acknowledge any transfer of shares, whether fully paid or not, (notwithstanding that the proposed transferee is already a member), but any such refusal shall be conveyed to the transferee and the transferor within one month from the date on which the instrument of transfer was lodged with the Company.

               7.2.2 THE COMPANY SHALL INCUR NO LIABILITY FOR DISREGARD OF A NOTICE PROHIBITING REGISTRATION OF A TRANSFER

                      Neither the Company nor the Directors shall incur any liability or responsibility whatsoever in consequence of their registering or giving effect to any transfer of shares made or purporting to be made by any apparent legal owner thereof (as shown or appearing in the Register of Members) to the prejudice of a Person or Persons having or claiming any equitable right, title or interest to or in the shares, notwithstanding the Company and the Directors may have any notice of such equitable right, title or interest or notice prohibiting the registration of such transfer and may have entered such notice or reference thereto, in any book of the Company , and neither the Company nor the Directors shall be bound or required to regard or attend or give effect to any such notice. However, the Company and the Directors, shall nevertheless be at liberty to regard and attend to any such notice and give effect thereto if they shall so think fit.

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               7.2.3  The Board may also decline to recognise any instrument of transfer unless :

                      7.2.3.1 a fee of two rupees is paid to the Company in
                              respect thereof;


                      7.2.3.2 the instrument of transfer is accompanied by the
                              certificate of the shares to which it relates, and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer; and


                      7.2.3.3 the instrument of transfer is in respect of only
                              one class of shares.



               7.2.4 Subject to the provisions of Section 154, the registration of transfers may be suspended at such times and for such periods as the Board may


               7.2.5 Provided that such registration shall not be suspended for more than thirty days at any one time or for more than forty-five days in the aggregate in any year.


        7.3    TRANSMISSION OF SHARES


               7.3.1 The Company shall be entitled to charge a fee not exceeding two rupees on the registration of every probate, letters of administration, certificate of death or marriage, power of attorney, or other instrument, where applicable.


               7.3.2 In case of liquidation or winding up of any Shareholder being a company, the shares of such Shareholder shall be transferred to the other solvent Shareholders of the Company in proportion to their shareholding in the Company.


               7.3.3 On the death of a member, being an individual, the survivor or survivors where the member was a joint holder, and his legal representatives where he was a sole holder, shall be the only persons recognised by the Company as having any title to his interest in the shares.


               7.3.4 Nothing shall affect release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by him with other persons.


               7.3.5 Any person becoming entitled to a share in consequence of the death or insolvency of a member may, upon such evidence being produced as may hereinafter provided, elect, either :

                      7.3.5.1  to be registered himself as holder of the share;
                               or

                      7.3.5.2 to make such transfer of the share as the deceased or insolvent member could have made.


               7.3.6 The Board shall, in either case, have the same right to decline or suspend registration as it would have had, if the deceased or insolvent member had transferred the share before his death or insolvency.

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               7.3.7  If the person so becoming entitled shall elect to be registered as holder of the share himself, he shall deliver or sent to the Company a notice in writing signed by him stating that he so elects.


               7.3.8 If the person aforesaid shall elect to transfer the share, he shall testify his election by executing a transfer of the share.


               7.3.9 All the limitations, restrictions and provisions of these regulations relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the death or insolvency of the member had not occurred and the notice or transfer were a transfer signed by that member.


               7.3.10 A person becoming entitled to a share by reason of the death or insolvency of the holder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not before being registered as a member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company :


               7.3.11 Provided that the Board may, at any time, give notice requiring any such person to elect either to be registered himself or to transfer the share, and if the notice is not complied with within ninety days, the Board may thereafter withhold payment of all dividends, bonuses or other moneys payable in respect of the share, until the requirements of the notice have been complied with.


8.      LIEN ON SHARES

        8.1    COMPANY TO HAVE FIRST LIEN

               The Company shall have a first and paramount lien :


               8.1.1 on every share (not being a fully-paid share), for all moneys (whether presently payable or not) called, or payable at a fixed time, in respect of the said share; and


               8.1.2 on all shares (not being fully-paid shares) standing registered in the name of a single person, for all moneys presently payable by him or his estate to the Company in respect of the said shares.


               8.1.3 Provided that the Board of Directors may at any time declare any share to be wholly or in part exempt from the provisions of this clause.

        8.2    LIEN TO EXTEND TO ALL DIVIDENDS PAYABLE

               The Company's lien, if any, on a share shall extend to all dividends payable thereon.

        8.3    RIGHTS OF THE COMPANY OVER THE SHARES ON WHICH COMPANY HAS A LIEN


               8.3.1 The Company may sell, in such manner as the Board thinks fit, any shares on which the Company has a lien.


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               8.3.2    Provided that no sale shall be made :


                        8.3.2.1 unless a sum in respect of which the lien exists is presently payable; or


                        8.3.2.2 until the expiration of fourteen days after a notice in writing stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the share or the person entitled thereto by reason of his death or insolvency.


        8.4    PROCEDURE FOR SALE


               8.4.1 To give effect to any such sale, the Board may authorise some person to transfer the shares sold to the Purchaser thereof.


               8.4.2 The Purchaser shall be registered as the holder of the shares comprised in any such transfer.


               8.4.3 The Purchaser shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.


        8.5    PROCEEDS OF SALE


               8.5.1 The proceeds of the sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable.


               8.5.2 The residue, if any, shall be paid to the person entitled to the shares at the date of the sale, subject to a like lien for sums not presently payable as existed upon the shares before the sale.


9.      FORFEITURE OF SHARES

        9.1    SERVICE OF NOTICE

               Subject to the provisions of Article 5.2 above, if a member fails to pay any call, or installment of a call, on the day appointed for payment thereof, the Board may, at any time, thereafter during such time as any part of the call or installment remains unpaid, serve a notice on him requiring payment of so much of the call or installment as is unpaid together with any interest which may have accrued.

        9.2    NOTICE

               The notice aforesaid shall :


               9.2.1 name a further day (not being earlier than the expiry of fourteen days required by the notice is to be made; and


               9.2.2 state that, in the event of non-payment on or before the day so named, the shares in respect of which the call was made will be liable to be forfeited.

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        9.3    FORFEITURE

               If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may, at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Board to that effect.

        9.4    TREATMENT OF FORFEITED SHARES


               9.4.1 A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Board thinks fit.


               9.4.2 At any time before a sale or disposal as aforesaid, the Board may cancel the forfeiture on such terms as it thinks fit.


               9.4.3 A duly verified declaration in writing that the declarant is a director (the managing agent, the secretaries and treasurers), the manager or the secretary of the Company, and that a share in the Company has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share.


               9.4.4 The Company may receive the consideration, if any, given for the share on any sale or disposal thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of.


               9.4.5 The Transferee shall thereupon be registered as the holder of the share.


               9.4.6 The Transferee shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.


        9.5    LIABILITY OF A MEMBER WHOSE SHARES ARE FORFEITED


               9.5.1 A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares, but shall, notwithstanding the forfeiture, remain liable to pay to the Company all moneys which, at the date of forfeiture, were presently payable by him to the Company in respect of the shares.


               9.5.2 The liability of such person shall cease if and when the Company shall have received payment in full of all such moneys in respect of the shares.


        9.6    APPLICABILITY

        The provisions of these regulations as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

10.     CONVERSION OF SHARES INTO STOCK

        10.1   BY COMPANY

               The Company may, by ordinary resolution, :


               10.1.1 convert any paid-up shares into stock; and


               10.1.2 reconvert any stock into paid-up shares of any
                      denomination.


        10.2   BY HOLDERS


               10.2.1 The holders of stock may transfer the same or any part thereof in the same manner as, and subject to the same regulations under which, the shares from which the stock arose might before the conversion have been transferred, or as near thereto as circumstances admit :


               10.2.2 Provided that the Board may, from time to time, fix the minimum amount of stock transferable, so however that such minimum shall not exceed the nominal amount of the shares from which the stock arose.


        10.3   RIGHTS AND PRIVILEGES OF HOLDERS OF STOCK

               The holders of stock shall, according to the amount of stock held by them, have the same rights, privileges and advantages as regards dividends, voting at meetings of the Company, and other matters, as if they held the shares from which the stock arose; but no such privilege or advantage (except participation in the dividends and profits of the Company and in the assets on winding
               up) shall be conferred by an amount of stock which would not, if existing in shares, have conferred that privilege or advantage.

        10.4   APPLICABILITY

               Such of the regulations of the Company (other than those relating to share warrants), as are applicable to paid-up shares shall apply to stock and the words "share" and "shareholder" in those regulations shall include "stock" and "stock-holder" respectively.

11.     SHARE WARRANTS

        11.1   ISSUE OF SHARE WARRANTS

               The Company may issue share warrants subject to, and in accordance with, the provisions of Sections 114 and 115; and accordingly the Board may in its discretion, with respect to any share which is fully paid up, on application in writing signed by the person registered as holder of the share and authenticated by such evidence (if any) as the Board may, from time to time, require as to the identity of the person signing the application, and on receiving the certificate (if any) of the share, and the amount of the stamp duty on the warrant and such fee as the Board may from time to time require, issue a share warrant.

        11.2   DEPOSIT OF SHARE WARRANTS


               11.2.1 The bearer of a share warrant may at any time
                      deposit the warrant at the office of the Company, and so long as the warrant remains so deposited, the depositor shall have the same right of signing a requisition for calling a meeting of the Company, and of attending, and voting and exercising the other privileges of a member at any meeting held after the expiry of two clear days from the time of deposit, as if his name were inserted in the register of members as the holder of the shares included in the deposited warrant.


               11.2.2 Not more than one person shall be recognised as depositor of the share warrant.


               11.2.3 The Company shall, on two days' written notice, return the deposited share warrant to the depositor.




        11.3   RIGHT TO VOTE


               11.3.1 Subject as herein otherwise expressly provided, no person shall, as bearer of a share warrant, sign a requisition for calling a meeting of the Company, or attend, or vote or exercise any other privilege of a member at a meeting of the Company, or be entitled to receive any notices from the Company.


               11.3.2 The bearer of a share warrant shall be entitled in all other respects to the same privileges and advantages as if he were named in the register of members as the holder of the shares included in the warrant, and he shall be a member of the Company.


        11.4   LOSS OF A SHARE WARRANT

        The Board may, from time to time, make rules as to the terms on which (if it shall think fit) a new share warrant or coupon may be issued by way of renewal in case of defacement, loss or destruction.

12.     DIRECTORS

        12.1   CONSTITUTION OF THE BOARD AND APPOINTMENT OF DIRECTORS


               12.1.1 The Board of Directors of the Company shall comprise of not less than three and not more than seven Directors. The first Directors of the Company are


                      1.     Ajit Balakrishnan


                      2.     Diwan Arun Nanda


               12.1.2 As on the date of adoption of these Articles of
                      Association, Mr. Ajit Balakrishnan is a director on the board of the Company.


               12.1.3 So long as the Promoters hold not less than 10% of the issued, subscribed and paid up capital of the Company the Promoters shall be entitled to appoint Mr. Ajit Balakrishnan as a director on the board of the Company. He shall not be liable to retire.


               12.1.4 Mr. Ajit Balakrishnan shall be the Managing Director of the Company and Mr. Arun Nanda shall be a director of the Company.

               12.1.5 The remaining directors shall be appointed by a system of cumulative voting, the appointments being made once in three years.

               12.1.6 APPOINTMENT OF ADDITIONAL DIRECTORS

                      The Board shall have power at any time, and from time to time, to appoint a person as an additional director provided that the number of Directors and additional directors taken together shall not at any time, exceed the maximum strength fixed for the Board by these Articles. Any Director so appointed shall hold office only upto the date of the next annual general meeting of the Company but shall be eligible for re-appointment subject to provisions of the Act and these Articles.

               12.1.7 CASUAL VACANCY

                      Subject to the provision of Section 262 of the Act, in the event a casual vacancy is caused in the office of any of the Directors appointed as per the provisions of these Articles, either by reason of his/her resignation, death, or otherwise or as an addition to the Board, the original party appointing the Director vacating office shall have a right to appoint some other person as Director in his/her place. Any appointment as aforesaid shall be in writing and shall be signed by the Shareholder appointing the original Director. ( ) Such appointment shall take effect as from the date of its receipt at the office of the Company or the date of appointment specified in the notice, whichever is later and subject to the provisions of the Act.

               12.1.8 The continuing Directors may act notwithstanding any vacancy in the Board; but, if and so long as their number is reduced below the quorum fixed by the Act for a meeting of the Board, the continuing directors or director may act for the purpose of increasing the number of directors to that fixed for the quorum, or of summoning a general meeting of the Company, but for no other purpose.

        12.2   QUALIFICATION SHARES

               A Director need not hold any qualification shares in the Company.

        12.3   ALTERNATE DIRECTOR

               Subject to the provisions of the Act, the Board of Directors shall have a right to appoint an Alternate Director to act for a director (Original Director) during his absence.

        12.4   CHAIRMAN


               12.4.1 The Chairman shall preside at all meetings of the Board as well as all General Meetings and Extraordinary General Meetings of the Company.


               12.4.2 As on the date of adoption of these Articles of
                      Association, Mr. Ajit Balakrishnan is the Chairman of the board of the Company.


               12.4.3 So long as the Promoters hold not less than 10% of the issued, subscribed and paid up capital of the Company the Promoters shall be entitled to appoint Mr. Ajit Balakrishnan as Chairman of the Board of the Company.


               12.4.4 The Chairman shall have a second or casting vote.

        12.5   MANAGING DIRECTOR


               12.5.1 The day to day management of the Company shall be vested in the Managing Director subject to the superintendence, guidance and direction of the Board of Directors.


               12.5.2 As on the date of adoption of these Articles of
                      Association, Mr. Ajit Balakrishnan is the Managing Director of the Company.


               12.5.3 So long as the Promoters hold not less than 10% of the issued, subscribed and paid up capital of the Company the Promoters shall be entitled to appoint the Managing Director of the Company.


        12.5   ADMINISTRATIVE MATTERS


               12.5.1 The Company may exercise the powers conferred by Section
                      50 with regard to having an official seal for use abroad, and such powers shall be vested in the Board.


               12.5.2 The Company may exercise the powers conferred on it by
                      Sections 157 and 158 with regard to the keeping of a foreign register; and the Board may (subject to the provisions of those sections) make and vary such regulations as it may think fit respecting the keeping of any such register.


               12.5.3 All cheques, promissory notes, drafts, hundis, bills of exchange and other negotiable instruments, and all receipts for moneys paid to the Company, shall be signed, drawn, accepted, endorsed, or otherwise executed, as the case may be, by such person and in such manner as the Board shall from time to time by resolution determine.


               12.5.4 Register every Director present at any meeting of the
                      Board or of a committee thereof shall sign his name in a register to be kept for that purpose.


        12.6   QUORUM

               12.6.1 The quorum for the Meeting of the Board necessary for the transaction of business by the Board shall be at least 2
                      (two) or one third of the total number of Directors on the Board, whichever is higher. If within half an hour of the time appointed for the meeting, a quorum is not present, the meeting shall be adjourned. No fresh notice of the meeting shall have to be given in such case. However, the agenda shall not be changed in any manner whatsoever.

        12.7   MEETINGS


               12.7.1 The Board of Directors may meet for the dispatch of business, adjourn and otherwise regulate its meetings, as it thinks fit.


               12.7.2 A Director may, and the Company Secretary, on the
                      requisition of a Director shall, at any time, summon a meeting of the Board.

        12.8   NOTICE FOR HOLDING MEETING


               12.8.1 22 clear days' notice of every meeting of the Board of
                      Directors shall be given in writing to every Director (whether original or alternate) at his usual address, whether in India or abroad. Where a notice of meeting is required to be given to a Director abroad, the notice shall be given simultaneously by a registered air mail letter and by telefax on a telefax number if any provided by such Director. A meeting of the Board may be called by a shorter notice with the consent of majority of Directors.


               12.8.2 The Board shall meet at least once in every calendar quarter. In addition to personal meetings, the Board may act by circular resolution on any matter except matters which by law may only be acted upon at a meeting. Such draft of a proposed resolution must be circulated to every member of the Board whether in India or not and to Intel.


               12.8.3 Every notice convening a meeting of the Board shall set out the agenda in full and in sufficient details of the business to be transacted there at and no item or business shall be transacted at such meeting unless the same has been stated at full and in sufficient details in the said notice convening the meeting, provided however that, subject to Article 13, with the consent of a majority of all the Board present at the meeting, any item or business not included in the agenda may be transacted at the meeting.


        12.9   AGENDA FOR CONVENING A BOARD MEETING AND DELEGATION OF POWERS

               Every notice convening a meeting of the Board shall set out the agenda of the business to be transacted at such meeting in full and sufficient detail. In the meetings, only such agenda will be placed as is specified in the notice or shorter notice to the Directors and the agenda shall not be changed in any manner unless prior approval of a majority of the Directors is obtained.


               12.9.1 The Board may, subject to the provisions of the Act, delegate any of its powers to committees consisting of such member or members of its body as it thinks fit.


               12.9.2 Any committees so formed shall, in the exercise of the powers so delegated, conform to any regulations that may be imposed on it by the Board.


               12.9.3 A committee may elect a Chairman of its meetings.


               12.9.4 If no such Chairman is elected, or if at any meeting, the
                      Chairman is not present within five minutes after the time appointed for holding the meeting, the members present may choose one of their number to be Chairman of the meeting.


               12.9.5 A committee may meet and adjourn as it thinks proper.


               12.9.6 Questions arising at any meeting of a committee shall be determined by a majority of votes of the members present.


               12.9.7 All acts done by any meeting of the Board or of a
                      committee thereof or by any person acting as a Director, shall, notwithstanding that it may be afterwards discovered that there was some defect in the appointment of any one or more of such Directors or of any person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such director or such person had been duly appointed and was qualified to be a Director.


               12.9.8 Save as otherwise expressly provided in the Act, a
                      resolution in writing, signed by all the members of the Board or of a committee thereof, for the time being entitled to receive notice of a meeting of the Board or committee, shall be as valid and effectual as if it had been passed at a meeting of the Board or committee, duly convened and held.


13.     MATTERS REQUIRING SPECIFIC CONSENT


        13.1 All questions arising at the meeting of the Board shall be decided by a majority of votes of the Directors present and entitled to vote.


14.     REMUNERATION OF DIRECTORS

        REMUNERATION OF DIRECTORS


        14.1 Subject to the provisions of the Act, The remuneration of Directors of the Company, including the sitting fees payable to the Directors for attending the meeting of the Board or the Committees of the Board, shall be determined by the Board of Directors from time to time, provided that no Director shall be entitled to a sitting fee in excess of Rs.2000/- for attending the meetings of the Board..


        14.2 If any Director being willing, shall be called upon to perform extra services or special exertions or efforts (which expression shall include work done by a Director as member of any committee formed by the Directors) or to travel on the Company's business the Board may arrange with such Director for such special remuneration for such extra services or special exertions or efforts either by way of a daily allowance or payment of a lumpsum amount or otherwise as they may think fit.


        14.3 The remuneration to be paid to the Managing Director of the Company shall be as determined by the Board of Directors.


        14.4 AB shall, if he so desires, subject to statutory and regulatory approvals, if any, be entitled to remuneration and enjoy perquisites which are commensurate with companies engaged in similar businesses.


15.     GENERAL POWERS OF THE BOARD

        The Board of Directors shall be entitled to exercise all such powers and to do all such acts and things as the Company is authorised to exercise and do, provided that the Board shall not exercise any power or do any act or thing, which is directed or required by the Act or any other provisions of law or by the Memorandum of Association of the Company or by these Articles to be exercised or done by the Company in General Meeting.

16.     DIRECTORS MAY CONTRACT WITH THE COMPANY

        16.1 Any Director or other persons referred to in Section 314 of the Act may be appointed to or hold any office or place of profit in the Company or in any subsidiary of the Company, in accordance with the provisions of Section 314 of the Act.


        16.2 A Director of this Company may be or become Director of any other Company promoted by this Company or in which it may be interested as vendor, shareholder or otherwise and no such Director shall be accountable for any benefits received as a director or member of such Company.


        16.3 Subject to the provisions of Section 297 of the Act, a Director shall not be disqualified from contracting with the Company either as vendor or purchaser of goods, materials or services or for underwriting the subscription of any shares in or debentures of the Company nor shall any such contract or arrangement entered into by or on behalf of the Company with a relative of such Director, or a firm in which such Director or relative is a partner or with any other partner in such firm or with a private Company of which such Director is a member or director, be avoided nor shall any Director so contracting or being such member or so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding office or of the fiduciary relation thereby established.


17.     GENERAL MEETING


        17.1 The Company shall in each year hold a General Meeting as its Annual General Meeting in additional to any other meetings in that year. All General Meetings, other than Annual General Meetings, shall be called Extraordinary General Meetings. The Annual General Meeting shall be held within six months after the expiry of such financial year, provided that not more than fifteen months shall lapse between the date of one Annual General Meeting and that of the next. Nothing contained in the foregoing provisions shall be taken as affecting the right conferred upon the Register under the provision of Section 166 (I) of the Act to extend the time within which any Annual General Meeting may be held. Every Annual General Meeting shall be called for a time during business hours, on a day that is not a public holiday, and shall be held at the Office of the Company or at some other place within the city in which the Office of the Company is situated as the Board may think and determine and the notices calling the Meeting shall specify it as the Annual General Meeting. Every member of the Company shall be entitled to attend either in person or by proxy and the Auditor of the Company shall have the right to attend and to be heard at any General Meeting which he attends on any part of the business which concerns him as Auditor. At every Annual General Meeting of the Company, there shall be laid on the table the Directors' Report and Audited Statement of Accounts, Auditors Report (if not already incorporated in the Audited Statement of Accounts), the proxy Register with proxies and the Register of Directors' shareholding which Register shall remain open and accessible during the continuance of the meeting. The Board of Directors shall prepare the Annual List of Members, Summary of the Share Capital, Balance Sheet and Profit and Loss Account forward the same to the Registrar in accordance with Sections 159, 161 and 220 of the Act.


        17.2 The Board may, whenever it thinks fit, call an Extraordinary General Meeting.


        17.3 Twenty-one days notice at least of every General Meeting, Annual or Extraordinary, and by whomsoever called, specifying the day place and hour of meeting, and the general nature of the business to be transacted thereat, shall be given in the manner hereinafter provided, to such persons as are under these Articles entitled to receive notice from the Company, provided that in the case of an Annual General Meeting, with the consent in writing of all the members entitled to vote there at, and in case of any other meeting with the consent of membersholding not less than 95 percent of such part of the paid up share capital of the Company as gives a right to vote at the meeting, a meeting may be convened by a shorter notice. In the case of an Annual General Meeting, if any business other than (I) the consideration of the accounts, balance sheets and report of Board and the Auditors, (ii) the declaration of dividend, (iii) the appointment of Directors in place of those retiring, (iv) the appointment of, and fixing the remuneration of, the Auditors, if to be transacted and in the case of any other meeting in any event, there shall be annexed to the notice of the meeting a statement setting out all material facts concerning each such item of business, including in particular the nature and extent of the interest, if any, therein of every Director and the Manager (if any), where any such item of special business relates to, or affects any other company, the extent of shareholding interest is not less than 20 percent of the paid-up share capital of that other company. Where any item of business consists of the according of approval to of the members, or the non-receipt thereof, shall not invalidate any resolution the notice or notices upon which it was convened.


18.     PROCEEDINGS AT GENERAL MEETINGS

        18.1   QUORUM


               18.1.1 No business shall be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business.


               18.1.2 Save as herein otherwise provided, five members present in person shall be a quorum.


        18.2   CHAIRMAN TO PRESIDE

               The Chairman, if any, of the Board shall preside as Chairman at every General Meeting of the Company.

        18.3   DIRECTORS TO ELECT CHAIRMAN

               If there is no such Chairman, or if he is not present within fifteen minutes after the time appointed for holding the meeting, or is unwilling to act as Chairman of the meeting, the Directors present shall elect one of their number to be Chairman of the meeting.

        18.4   MEMBERS TO ELECT CHAIRMAN

               If at any meeting no Director is willing to act as Chairman or if no Director is present within fifteen minutes after the time appointed for holding the meeting, the members present shall choose one of their number to be Chairman of the meeting.

        18.5   ADJOURNMENT


               18.5.1 The Chairman may, with the consent of any meeting at which a quorum is present, and shall, if so directed by the meeting, adjourn the meeting

               18.5.2 No business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.


               18.5.3 When a meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting.


               18.5.4 Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.


        18.6   OTHER BUSINESS

               Any business other than that upon which a poll has been demanded may be proceeded with, pending the taking of the poll.

19.     VOTING


        19.1 At any General Meeting a resolution put to vote of a meeting shall be decided on a show of hands unless a poll is demanded before or on the declaration of the result of the show of hands. A poll shall be demanded by a member or members present in person or by proxy and holding shares which confer a power to vote on the resolution not being less than 1/10th of the total voting power or on which an aggregate sum of Rs.50, 000/- has been paid-up. The demand for a poll may be withdrawn at any point of time by the person or persons who made the demand.


        19.2 Subject to any rights or restrictions attached to any shares, on a show of hands every member who (being an individual) is present in person or by proxy, or (being a corporation) is present by a duly authorized representative, not being himself a member entitled to vote, shall have one vote and on a poll every member present in person or by proxy, shall be in proportion to his share of the paid-up equity capital of the Company.


        19.3   JOINT HOLDERS


               19.3.1 In the case of joint holders, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders.


               19.3.2 For this purpose, seniority shall be determined by the order in which the names stand in the register of members.


        19.4   VOTING BY A PERSON OF UNSOUND MIND

               A member of unsound mind, or in respect of whom an order has been made by any Court having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee or other legal guardian, and any such committee or guardian may, on a poll, vote by proxy.

        19.5   CALLS TO BE PAID

               No member shall be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

        19.6   QUALIFICATION OF VOTER

               19.6.1 No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes.


               19.6.2 Any such objection made in due time shall be referred to the Chairman of the meeting, whose decision shall be final and conclusive.


        19.7   PROXY


               19.7.1 The instrument appointing a proxy and the power of
                      attorney or other authority, if any, under which it is signed or a notarially certified copy of that power or authority, shall be deposited at the registered office of the Company not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote, or, in the case of a poll, not less than 24 hours before the time appointed for the taking of the poll; and in default the instrument of proxy shall not be treated as valid.


               19.7.2 An instrument appointing a proxy shall be in either of the forms in Schedule IX to the Act or a form as near thereto as circumstances admit.


               19.7.3 A vote given in accordance with the terms of an instrument of proxy shall be valid, notwithstanding the previous death or insanity of the principal or the revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the shares in respect of which the proxy is given:


               19.7.4 Provided that no intimation in writing of such death, insanity, revocation or transfer shall have been received by the Company at its office before the commencement of the meeting or adjourned meeting at which the proxy is used.


20.     DIVIDENDS AND RESERVES


        20.1 The profits of the Company shall be divisible subject to these Articles among the members in proportion to the amount of capital paid up on shares held by them respectively.


        20.2 The Board shall have authority to recommend the amounts, timing and currency of payment of any dividend or other distribution to be made by the Company.


        20.3 The Company may at an Annual General Meeting or Extraordinary General Meeting declare a dividend to be paid to the members according to their rights and interest in the profits and may fix the time for payments not exceeding forty two days from the declaration thereof but no dividend shall exceed the amount recommended by the Board.


        20.4 If two or more persons are registered as joint holders of any shares, any of such persons may give effectual receipts for any dividends or other monies payable in respect of such shares.


        20.5 The Company, in a General Meeting may, upon the recommendation of the Board resolve to capitalize any part of the amount for the time being standing to the credit of any of the Company's reserve accounts, share premium account or to the credit of the Profit and Loss

               Account, or otherwise available for distribution as bonus shares to be applied for the pre-determined purpose.

        20.6 The Board may from time to time pay to the members such interim dividend as appears to be justified by the profits of the Company.

21.     AUDIT


        21.1 The Company shall, at the Annual General Meeting, appoint an Auditor or Auditors to hold office until the next Annual General Meeting. Provided however, that the person to be appointed as an Auditor from time to time shall be nominated shall be a reputed firm of Chartered Accountants. The Auditors shall be appointed and their duties shall be regulated in accordance with the provisions of the Act.


        21.2 At the end of each accounting year, an account of the business carried on in that year will be made and the statement of accounts, namely a Balance Sheet and Profit and Loss Account shall be prepared and audited. The accounts shall be signed by at least two Directors, one of whom shall be the Managing Director


        21.3 The accounting year of the Company will end on 31st March of each calendar year.


22.     ACCOUNTS


        22.1 The Board shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations, the accounts and books of the Company, or any of them, shall be open to the inspection of members not being Directors.


        22.2 No member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by law or authorised by the Board or by the Company in general meeting.


23.     CAPITALISATION OF PROFITS


        23.1 The Company in general meeting may, upon the recommendation of the Board, resolve :


               23.1.1 that it is desirable to capitalise any part of the amount for the time being standing to the credit of any of the Company's reserve accounts, or to the credit of the profit and loss account, or otherwise available for distribution; and


               23.1.2 that such sum be accordingly set free for distribution in the manner specified in Clause (2) amongst the members who would have been entitled thereto, if distributed by way of dividend and in the same proportions.


        23.2 the sum aforesaid shall not be paid in cash but shall be applied, subject to the provision contained in Clause 24.1, either in or towards :


               23.2.1 paying up any amounts for the time being unpaid on any shares held by such members respectively;


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

               23.2.2 paying up in full, unissued shares of the Company to be allotted and distributed, credited as fully paid up, to and amongst such members in the proportions aforesaid; or

               23.2.3 partly in the way specified in sub-clause 24.2.1 and partly in that specified in sub-clause 24.2.2.


        23.3 A share premium account and a capital redemption reserve [account] may, for the purposes of this regulation, only be applied in the paying up of unissued shares to be issued to members of the Company as fully paid bonus shares.


        23.4 The Board shall give effect to the resolution passed by the Company in pursuance of this regulation.


        23.5 Whenever such a resolution as aforesaid shall have been passed, the board shall :


        23.6 make all appropriations and applications of the undivided profits resolved to be capitalised thereby, and all allotments and issues of fully paid shares, if any; and


        23.7   generally do all acts and things required to give effect thereto.


        23.8   The Board shall have full power :


               23.8.1 to make such provision, by the issue of fractional
                      certificates or by payment in cash or otherwise as it thinks fit, for the case of shares or debentures becoming distributable in fractions; and


               23.8.2 to authorise any person to enter, on behalf of all the members entitled thereto, into an agreement with the Company providing for the allotment to them respectively, credited as fully paid up, of any further shares to which they may be entitled upon such capitalisation, or (as the case may require) for the payment up by the Company on their behalf, by the application thereto of their respective proportions of the profits resolved to be capitalised, of the amounts or any part of the amounts remaining unpaid on their existing shares.


               23.8.3 Any agreement made under such authority shall be effective and binding on all such members.

24       ACCOUNTING POLICY


        24.1 The records and the accounts of the Company will be maintained in accordance with generally accepted accounting principles in India, consistently applied and as well as with International Accounting Principles. Such records and accounts shall be kept at the offices of the Company and shall be made available during normal business hours for inspection by members or their representatives, as the case may be.


        24.2 The Company shall provide to its Board of Directors on a monthly basis and within 30 days of the prior month's end, accounting statements, reporting or any other information. The minimum level of reporting shall include income statements, balance-sheets, and cash flow statements.


25.     THE SEAL

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


        25.1   The Board shall provide for the safe custody of the seal.


        25.2 The seal of the Company shall not be affixed to any instrument except by the authority of a resolution of the Board or of a committee of the Board authorised by it in that behalf, and except in the presence of at least two directors and of the secretary or such other person as the Board may appoint for the purpose, and those two directors and the secretary or other person as aforesaid shall sign every instrument to which the seal of the Company is so affixed in their presence. The seal of the Company may be used outside India.


26.     WINDING UP


        26.1 In the event of winding up of the Company, the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required under the Act, divide amongst members, in specie or in kind the whole or any part of the assets of the Company, whether they shall consist of property of the same kind or not.


        26.2 For the purpose aforesaid, the liquidator may set such value as he deems fair upon any property to be divided as aforesaid and may determine how much division shall be carried out as between the members or different classes of members.


        26.3 The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no member shall be compelled to accept any shares or other securities whereon there is any liability.


27.     INDEMNITY


        27.1 Subject to the provisions of Section 201 of the Act and so far as such provisions permit, every Director, Manager, Secretary, Auditor and other Officer or servant of the Company shall be indemnified by the Company against any claim, and it shall be the duty of the Directors, out of the funds, of the Company to pay, all costs, losses and expenses which any such person may incur or become liable to incur by reason of any contract entered into or act or thing done by him as Director, Officer, Auditor or Servant or in any way in the discharge of his duties including traveling expenses, and the amount for which indemnity is provided shall immediately attach as a lien on the property of the Company and have priority as between the members over all other claims.


        27.2 The Company may indemnify any Director, Auditor or Officer of the Company or any person employed by the Company or Auditor against any liability incurred by him in defending any proceedings whether civil or criminal in which judgment is given in his favour or in which he is acquitted or discharged or in connection with any application under Section 633 of the Act in which relief is granted to him by the Court.


28.     SECRECY


        28.1 Every Director, Auditor, Executor, Trustee, Member of the Committee, Officer, Servant, Agent, Accountant or other person employed in the business of the Company shall be deemed to have pledged himself to observe a strict secrecy in respect of all transactions of the Company with the customers and the state of the accounts with individuals in matters relating thereto and shall be deemed to have pledged not to reveal any of the matters which come to his knowledge in the discharge of his duties except when required to do so by the Directors or by a Court of Law as the case may be and except so far as may be necessary in order to comply with any of the provisions in this presents contained.

        28.2 No member, not being a Director shall be entitled, except to the extent expressly permitted by the Act or these Articles, to enter upon the property of the Company or to require discovery of any information respecting any detail of the Company's trading or any matter which is or may be in the nature of a trade secret, which may relate to the conduct of the business of the Company and which, in the opinion of the Board, it will not be expedient in the interest of the members of the Company to communicate to the public.


29.     INSPECTION


        29.1 The Directors shall from time to time determine whether and to what extent and at what time and place and under what conditions or regulations, the accounts, books and documents of the Company or any of them shall be open to the inspection of the members and no member (not being a Director) shall have any right to inspecting any accounts or books or documents of the Company except as conferred by statue or authorised by the Directors or by a resolution of the Company passed in a General Meeting.


        29.2 The Books, Registers, and other documents required to be maintained by the Company and kept open for inspection under provision of the Act and particularly Sections 49, 118, 144, 163, 196, 301, 302, 304, 307 and 362 of the Act, shall be available for inspection at the Registered Office of the Company by the persons entitled thereto to the extent and in the manner and on payment of the requisite fees, if any, specified in the aforesaid provisions, between the hours of 10.30 am and 12.30 p.m. on each business day or between such other hours or such other time as the Directors may from time to time determine.


        29.3 Provided, however, that the Registers required to be maintained under Section 307 of the Act shall be open for inspection of the members and holders of debentures of the Company between the above mentioned hours only during the period prescribed by
               Section 307 of the Act.


30.    SHAREHOLDERS' RIGHTS AGREEMENT

       The Amended and Restated Shareholders' Rights Agreement dated 24th February 2000 (the Shareholders' Rights Agreement) shall form part of these Articles of Association and, notwithstanding anything contained herein to the contrary, the relationship between the Company and the parties to the Shareholders' Rights Agreement as members of the Company shall continue to be governed by the Shareholders' Rights Agreement.

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